EXHIBIT 99.1

Northern States
Financial Corporation

1601 North Lewis Avenue
P.O.Box 39
Waukegan, Illinois 60079-0039

847-244-6000

February 24, 2010

NORTHERN STATES FINANCIAL REPORTS
 2009 FINANCIAL RESULTS

WAUKEGAN, IL, February 24, 2010 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, an FDIC-insured financial institution, reported a net loss for 2009 of $33,823,000, or $8.52 per share, compared with a net loss for 2008 of $9,273,000 or $2.26 per share.  The Company reported a fourth quarter 2009 net loss of $2,793,000, or $0.75 per share, compared with a fourth quarter 2008 net loss of $7,543,000, or $1.85 per share.

Despite these losses, the capital levels of NorStates Bank at December 31, 2009, continue to exceed federal banking agencies’ requirements.  The Bank’s leverage ratio of Tier 1 capital to average assets was 8.3 percent.  The Company’s pretax core earnings for fourth quarter 2009 were $2.1 million, improving from $1.5 million for the fourth quarter of 2008, reflecting the increased net interest spread of 3.01 percent as compared with 2.46 percent.  Core earnings were earnings that were not related to the provision for loan losses, impairment write-downs to securities, gains (losses) on sales of securities or other real estate owned, and write-downs of goodwill or of other real estate owned.  The Company believes “core earnings” illustrates the Company’s ability to generate earnings absent of asset quality issues and one-time accounting adjustments or transactions.

The Company’s net loss for 2009 of $33.8 million was due in part to asset quality issues resulting from continuing weak economic factors such as falling real estate values and local unemployment rates in excess of 10 percent.  During 2009, the Company had provisions for loan and lease losses of $22.8 million and write-downs to other real estate owned of $1.7 million.   Falling real estate prices caused the Company to recognize $1.4 million in losses on sales of other real estate owned in 2009.  The Company also had write-downs to its securities portfolio during 2009 of $3.1 million due to credit issues affecting the underlying entities issuing the securities. Asset quality problems also contributed to legal expenses increasing to $1.3 million for 2009, $815,000 higher than in 2008.

Other items affecting 2009’s net loss were the one-time noncash write-off of $9.5 million of goodwill.  During 2009, the Company also created a deferred tax asset valuation allowance of $11.9 million that increased 2009 income tax expense by that amount.  The deferred tax allowance was a noncash event based on uncertainties as to the Company realizing tax benefits.  Management believes that with improvement to the overall economy and stabilization of future earnings that it may be able to realize these tax benefits in the future.

NSFC Press Release
February 24, 2010

During 2009, the Company had gains of $3.9 million on sales of its securities as the Company managed its capital position.  Salary and employee expenses were reduced by $343,000, or 4.2 percent, in 2009 as staff levels were carefully managed and no bonuses were paid.   The Company expects salaries expense to decline approximately 10 percent in 2010 as executive compensation and directors’ fees have been reduced significantly.

The Company had 2009 core earnings before income taxes of $4.6 million.  These core earnings are earnings that were not related to the provision for loan losses, impairment write-downs to securities, gains (losses) on sales of securities or other real estate owned, and write-downs of goodwill or of other real estate owned.

Management’s strategy of repositioning NorStates Bank's balance sheet resulted in the reduction of total assets by $16.7 million to $624.0 million at December 31, 2009 as compared with total assets of $640.7 million at December 31, 2008.  Loans totaled $431.3 million at December 31, 2009, decreasing $49.5 million from loans of $480.8 million at December 31, 2008.  Loan charge-offs, transfers of loans to other real estate owned and lower borrower demand attributed to the weak economy and to stricter loan underwriting also contributed to the decrease in loans during 2009.  Securities available for sale increased $30.2 million during 2009 as the Company sought to increase yields while maintaining liquidity.

Deposits totaled $517.2 million at December 31, 2009, increasing $16.4 million, or 3.3 percent from $500.8 million at December 31, 2008 due to growth to core NOW accounts and CDARs time deposits (a reciprocal agreement where NorStates Bank places certain customers’ larger time deposits with other independent financial institutions allowing the Bank’s customers to maximize FDIC insurance coverage).  During 2009, the Company reduced its wholesale brokered time deposits by $42.0 million and also paid off its $20.0 million Federal Home Loan Bank advances.

Nonperforming loans and leases were $41.6 million at December 31, 2009 as compared with $37.1 million at year-end 2008, an increase of 12 percent, as borrowers experienced cash flow difficulties due to the weak economy and falling real estate values.  Nonperforming loans consisted of nonaccrual loans that no longer earn interest as well as accruing loans that were 90 days or more past due and in the process of collection.  Nonperforming loans were the major component of impaired loans, which totaled $56.3 million at December 31, 2009.

For the three months ended December 31, 2009, the Company showed a net loss of $2,793,000, or $0.75 per share, compared with a loss of $7,543,000, or $1.85 per share for the fourth quarter of 2008.  During the fourth quarter of 2009, the Company realized gains of $3.9 million on the sale of $70.4 million of securities and a gain of $162,000 on the sale of other real estate owned.  Offsetting the gains on the sales of securities and other real estate owned during the fourth quarter were a provision for loan losses of $4.5 million, a $2.7 million increase to the deferred tax asset valuation allowance that increased income tax expense and a write-down to other real estate owned of $1.7 million.

On February 10, 2010, Kenneth W. Balza and James A. Hollensteiner, two long-time directors of Northern States Financial Corporation and NorStates Bank, notified the Company’s Board of Directors of their decision to serve the remainder of their current terms and retire from the Board of Directors of the Company and the Bank immediately following the Company’s 2010 annual meeting of stockholders.  Accordingly, Messrs. Balza and Hollensteiner will not be nominated for reelection at the annual meeting.  Chairman of the Board, Fred Abdula stated, “We thank Mr. Balza and Mr. Hollensteiner for their many years of service and contributions while serving on the Board of Directors and wish them well with their retirement.  They will be missed.”

NSFC Press Release
February 24, 2010

About Northern States Financial Corporation

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the Company’s operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, a continued increase in nonperforming loans, uncertainty regarding the Company’s ability to ultimately recover on loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

NSFC Press Release
February 24, 2010

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Year ended December 31:	2009	2008
Net Income	$(33,823)	$(9,273)
Basic Earnings Per Share	$($8.52)	$(2.26)
Return on Average Assets	-5.28%	-1.43%
Return on Average Equity	-50.88%	-13.09%
Yield on Interest
Earning Assets	4.91%	5.74%
Cost of Interest
Bearing Liabilities	1.99%	2.68%
Net Interest Spread	2.92%	3.06%
Net Yield on Interest
Earning Assets	3.22%	3.49%

Quarter ended December 31:	2009		2008
Net Income		$(2,793)	$(7,543)
Basic Earnings Per Share	$	( .75)	$(1.85)
Return on Average Assets		-1.75%	-4.49%
Return on Average Equity		-22.51%	-43.96%
Yield on Interest Earning Assets		4.65%	4.93%
Cost of Interest Bearing Liabilities		1.64%	2.47%
Net Interest Spread		3.01%	2.46%
Net Yield on Interest Earning Assets		3.24%	2.82%

NSFC Press Release
February 24, 2010

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Dec. 31,	Dec. 31,
	2009	2008
Total Assets	$624,025	$640,719
Total Loans and Leases	431,286	480,812
Total Deposits	517,236	500,821
Total Stockholders’ Equity	42,036	61,614
Nonperforming Loans and Leases	41,619	37,066
Impaired Loans	56,254	43,756
Nonperforming Loans and Leases to Total Loans and Leases	9.65%	7.71%
Other Real Estate Owned	19,198	10,575
Book Value per Share	$6.10	$15.13
Number of Common Shares Outstanding	4,072,255	4,072,255

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2004	$.55	$.55	$1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35	.37	.72
2008	.40	.00	.40
2009	.00	.00	.00

For Additional Information, Contact:
Scott Yelvington, Executive Vice President (847) 244-6000 Ext. 201
Websites: www.NorStatesBank.com
www.nsfc.net

NSFC Press Release
February 24, 2010

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
($ 000s) (Unaudited)

	December 31, 2009	December 31, 2008

Assets
Cash and due from banks	$10,646	$14,108
Interest bearing deposits in financial institutions -
maturities less than 90 days	2,760	242
Federal funds sold	20,788	7,518
Total cash and cash equivalents	34,194	21,868
Securities available for sale	133,421	103,194
Loans and leases	431,286	480,812
Less: Allowance for loan and lease losses	(18,027)	(10,402)
Loans and leases, net	413,259	470,410
Federal Home Loan Bank stock	1,801	1,757
Office buildings and equipment, net	9,719	9,916
Other real estate owned	19,198	10,575
Goodwill	0	9,522
Core deposit intangible assets	462	926
Accrued interest receivable and other assets	11,971	12,551
Total assets	$624,025	$640,719

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$58,001	$57,313
Interest bearing	459,235	443,508
Total deposits	517,236	500,821
Securities sold under repurchase agreements	49,364	42,574
Federal Home Loan Bank advance	0	20,000
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	898	1,011
Accrued interest payable and other liabilities	4,491	4,699
Total liabilities	581,989	579,105

Stockholders' Equity
Common stock (Par value $.40 per share, authorized 6,500,000	1,789	1,789
shares, issued 4,472,255 at December 31, 2009 and 2008)
Preferred stock (Par value $.40 per share, authorized 1,000,000 shares, issued 17,211 shares with liquidation amounts of
$1,000.00 per share at December 31, 2009)	16,641	0
Warrants (584,084 issued and outstanding at December 31, 2009)	681	0
Additional paid-in capital	11,584	11,584
Retained earnings	22,367	56,082
Treasury stock, at cost (400,000 shares at December 31, 2009
and 2008)	(9,280)	(9,280)
Accumulated other comprehensive income	(1,746)	1,439
Total stockholders' equity	42,036	61,614
Total liabilities and stockholders' equity	$624,025	$640,719

NSFC Press Release
February 24, 2010

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Twelve and three months ended December 31, 2009 and 2008
($ 000s, except per share data) (Unaudited)

	Twelve months ended		Three months ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2009	2008	2009	2008
Interest income
Loans (including fee income)	$24,409	$27,820	$5,789	$6,235
Securities
Taxable	4,541	6,490	1,077	1,353
Exempt from federal income tax	357	452	84	105
Federal funds sold and other	31	112	11	21
Total interest income	29,338	34,874	6,961	7,714
Interest expense
Time deposits	7,739	10,081	1,624	2,540
Other deposits	1,348	1,687	298	399
Repurchase agreements and federal funds purchased	593	1,110	104	188
Federal Home Loan Bank advances	52	347	0	58
Subordinated debentures	455	570	106	137
Total interest expense	10,187	13,795	2,132	3,322
Net interest income	19,151	21,079	4,829	4,392
Provision for loan and lease losses	22,778	13,663	4,534	5,534
Net interest income after provision for
loan and lease losses	(3,627)	7,416	295	(1,142)
Noninterest income
Service fees on deposits	2,395	2,571	642	618
Trust income	760	798	170	179
Net gains (loss) on sales of other real estate owned	(1,432)	0	162	0
Net gains on sales of securities	3,908	40	3,908	0
Impairment loss on securities	(3,052)	(10,541)	0	(8,361)
Other operating income	1,205	1,087	324	264
Total noninterest income	3,784	(6,045)	5,206	(7,300)
Noninterest expense
Salaries and employee benefits	7,739	8,082	1,453	1,650
Occupancy and equipment, net	2,330	2,433	458	632
Data processing	1,847	1,705	502	427
FDIC insurance	1,376	222	296	124
Legal	1,278	463	336	159
Audit and professional	883	1,263	188	266
Write-down of goodwill	9,522	0	0	0
Amortization of intangibles	464	464	116	116
Write-down of other real estate owned	1,722	44	1,722	44
Other operating expenses	2,992	2,253	526	533
Total noninterest expense	30,153	16,929	5,597	3,951
Income before income taxes	(29,996)	(15,558)	(96)	(12,393)
Provision for income taxes	3,827	(6,285)	2,697	(4,850)
Net (loss) income	$(33,823)	$(9,273)	$(2,793)	$(7,543)

Earnings per share	$(8.52)	$(2.26)	$ (0.75)	$(1.85)